CORPORATE NEWS

Media Contact:
Bill Schnell Public Relations Cirrus Logic, Inc. (512) 851-4084	Deb Paquin Strategic Communications Inc. (916) 984-1921 dpaquin@strategiccom.biz

Bill.schnell@cirrus.com

Cirrus Logic Board of Directors Issues Statement Regarding Passing of Cirrus Logic Chairman
and Co-Founder Michael L. Hackworth

AUSTIN, Texas – April 23, 2012 – We are deeply saddened by the loss of our friend and Chairman Mike Hackworth.  In creating Cirrus Logic he led the way for the fabless semiconductor industry, and with the company’s success proved that “real men really don’t need fabs.” Through his work and philanthropy he had a tremendous positive impact on thousands of people. We will miss him greatly. Our thoughts go out to his family in this sad time.

Cirrus Logic, Inc.
Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

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Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc. All other product names noted herein may be trademarks of their respective holders.